Exhibit 21

Subsidiaries of the Registrant


                                                                     State of
Subsidiary                                                        Incorporation
-----------                                                       -------------
DMG Securities, Inc.                                                Florida
Corporate Securities Group, Inc.                                    Florida
JW Charles Securities, Inc.                                         Florida
JW Charles Insurance Services, Inc.                                 Florida
JW Charles Capital Corp.                                            Florida
JW Charles Clearing Corp.                                           Iowa
Discount Securities Group, Inc.                                     Florida